EXHIBIT 10.15

REINSURANCE TRUST AGREEMENT

THIS AGREEMENT (the “Agreement”) made this 23rd day of November, 2020 by and among American Health and Life Insurance Company, a corporation organized and existing under the laws of Texas (hereinafter the “Grantor”), National Benefit Life Insurance Company, a corporation organized and existing under the laws of New York (hereinafter the “Beneficiary”) and JPMorgan Chase Bank, N.A., a national banking association (hereinafter the “Trustee”).

WITNESSETH

WHEREAS Grantor and Beneficiary desire to appoint Trustee as trustee and have Trustee create a trust account on its records and accept the delivery of assets in the form of Authorized Investments (hereinafter defined) for deposit into the trust account.

NOW THEREFORE in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

PROVISIONS RELATING TO THE TRUST ACCOUNT

Section 1.01. Grantor hereby establishes a trust account (the “Trust Account”) with the Trustee. The Trustee shall administer the Trust Account for the sole use and benefit of Beneficiary, upon the terms and conditions hereinafter set forth.

Section 1.02. The Trustee and its lawfully appointed successors is and are authorized and shall have power to receive such securities and other property as Grantor from time to time may transfer or remit to or vest in the Trustee or place with the Trustee or under the Trustee’s control, and to hold and dispose of the same in accordance with the provisions hereinafter set forth. All such trusteed assets at all times shall be maintained as a trust account, separate and distinct from all other assets, and shall be continuously kept within the United States of America.

Section 1.03. The Trustee shall determine that all assets delivered to and deposited in the Trust Account by Grantor are in such form that Beneficiary or the Trustee, upon direction of Beneficiary, may, whenever necessary, negotiate any such assets, without consent or signature from Grantor or any other person or entity.

Section 1.04. Assets delivered to and deposited in the Trust Account by Grantor and investments and reinvestment thereof shall consist only of (a) currency of the United States of America and (b) securities issued in the United States that are eligible for deposit with the Federal Reserve Bank of New York or The Depository Trust Company, customarily held by bank securities custodians and that are acceptable to the Superintendent of the New York State Department of Financial Services, and that qualify as Eligible Investments as described in the investment guidelines in effect from time to time between the Grantor and Beneficiary (collectively, “Authorized Investments”). Grantor is authorized to invest and direct the investment and upon the

Trust Agreement – NY

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maturity of any investment the reinvestment of assets in the Trust Account in any Authorized Investments, and to instruct Trustee to accept and pay for such investments when delivered to the Trustee for deposit to the Trust Account. Any deposit or investment direction by Grantor shall constitute a certification by Grantor that the assets so deposited, or to be purchased pursuant to such investment direction and delivered to the Trust Account are Authorized Investments, and the Trustee shall be entitled to rely on Grantor’s representations that any assets so deposited or purchased pursuant to Grantor's direction are Authorized Investments. Grantor and Beneficiary agree and the Trustee acknowledges that, as of the date of this Agreement, Conning Asset Management Company is the investment manager for all assets which may be held in the Trust Account (the “Investment Manager”).

Section 1.05. Grantor shall, upon execution of this Agreement, and from time to time thereafter as required, execute assignments or endorsements in blank of all securities or other property standing in Grantor's name which are delivered to the Trustee to form a part of the Trust Account so that, whenever necessary, Trustee can transfer any such assets without the consent or signature of Grantor or any other person or entity. Any assets received by the Trustee which are not in such proper transferable form shall not be accepted by the Trustee and shall be returned to Grantor or transferor as unacceptable. In addition, the Trustee may hold assets of the Trust Account in bearer form or in its own name or that of its nominee or the nominee of any depository and Grantor shall hold Trustee and the nominees harmless from any liability as holder of record.

Section 1.06. Assets in the Trust Account may be substituted or withdrawn on a free basis by Grantor upon written notice to the Trustee only if consented to in writing by Beneficiary. Any substitution notice to the Trustee from Grantor must contain the required written consent of the Beneficiary and must be substantially in the form attached as Exhibit B (a “Substitution Notice”). For any substitution of trust assets, the new assets to be deposited in substitution for existing assets shall qualify as Authorized Investments and have a current market value not less than the then current market value of the assets being withdrawn; provided, however, that the Trustee shall be protected in relying upon any written statement of Grantor and Beneficiary as to the

(i) qualification of the new assets being deposited as Authorized Investments and (ii) current market value of any assets so withdrawn or substituted. The Trustee shall have no responsibility whatsoever to determine the value of such substituted assets or that such substituted assets constitute Authorized Investments.

Section 1.07. The responsibility for investing and reinvesting the assets in the Trust Account shall be that of the Grantor and, unless and until directed by Grantor, the Trustee shall not be required to take any action with respect to the settlement of any investment or reinvestment of the Trust Account assets. Trustee shall not be liable for the acts or omissions or for the insolvency of any agent which is selected by Trustee with reasonable care, unless such agent is an affiliate of the Trustee. The Grantor represents that there will be sufficient cash in the Trust Account to pay for all investments made by Grantor. If a debit to cash in the Trust Account results in a debit cash balance, then the Trustee may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Trust Account, reverse any such posting. The Trustee shall not be obligated or required to advance or expend its own funds in respect of the settlement of investment and reinvestment of assets in the Trust Account; however, if for any reason the Trustee

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shall have advanced any of its own funds in respect of the settlement of investment and reinvestment of assets in the Trust Account as provided herein, the Trustee shall have a security interest in the assets in the Trust Account to the extent of the amount of such advance and the Trustee shall have all the rights and remedies of a secured party under the New York Uniform Commercial Code. The Trustee shall charge the Trust Account for all assets settled pursuant to the direction from the Grantor. Any losses incurred from any investment shall be borne exclusively by the Trust Account. The Trustee shall not be liable for any loss due to changes in market rates or penalties for early redemption.

Section 1.08. (a) The Trustee shall collect and credit to the Trust Account all dividends, interest and other income resulting from the investment of the assets in the Trust Account; however, the Trustee shall be entitled to reverse any cash credit previously made to the Trust Account due to error or the non-receipt of any income, interest or dividend distribution.

(b) The Trustee shall surrender for payment all maturing assets and all assets called for redemption and credit the proceeds of any such payment to the Trust Account.

Section 1.09. Grantor shall have the full unqualified right to vote and execute consents and to exercise any and all proprietary rights not inconsistent with this Agreement with respect to any securities or other property forming a part of the Trust Account.

Section 1.10. Withdrawals from the Trust Account may be made by Beneficiary at any time and from time to time, without notice to Grantor, subject only to written notice from Beneficiary to the Trustee. No other statement or document need be presented by Beneficiary in order to withdraw assets. Upon receipt of Beneficiary’s instructions, the Trustee shall immediately take any and all necessary steps to transfer the assets being withdrawn to or for the account of Beneficiary or its designee as set forth in Beneficiary’s instructions. The Trustee shall be protected and indemnified for any loss, liability or damage incurred by it in relying upon and following any written demand of Beneficiary for such withdrawal.

Section 1.11. (a) The Trustee shall furnish to Grantor and Beneficiary a statement of account of all assets in the Trust Account upon its inception and thereafter at intervals no less frequent than as of the end of each calendar quarter. Such statement shall be given as soon as practicable, but in no event later than 15 calendar days after such date. Statements of account may be delivered electronically or on-line over the Internet and are deemed delivered when sent electronically or posted on the Internet.

(b) The Trustee shall furnish to Grantor and Beneficiary notice of any deposits to or withdrawals from the Trust Account within ten calendar days of the occurrence of such event. Such notices may be delivered electronically or on-line over the Internet and are deemed delivered when sent electronically or posted on the Internet.

Section 1.13. The Trustee shall, upon written demand of Beneficiary, immediately take any and all steps necessary to transfer absolutely and unequivocably all rights, title and interest in the assets held in the Trust Account to Beneficiary and deliver custody of such assets to Beneficiary.

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Section 1.14The Trustee shall have no responsibility whatsover to determine that the assets withdrawn from the Trust Account pursuant to Section 1.10 will be used in accordance with any agreement between the Grantor and Beneficiary.

ARTICLE II

PROVISIONS RELATING TO THE TRUSTEE

Section 2.01. (a) The Trustee shall be a bank or trust company organized and existing under the laws of the State of New York or shall be a member of the Federal Reserve System of the United States of America.

(b)The Trustee shall not be the parent, subsidiary or affiliate of either Grantor or Beneficiary.

Section 2.02. The Trustee shall be entitled to receive as compensation for its services hereunder, an annual fee, computed and payable quarterly, as such rate as may be agreed from time to time in writing between Grantor and the Trustee. Grantor shall be solely responsible for the payment of the fee of the Trustee and all reasonable expenses of the Trustee, including reasonable fees of counsel. The Trust Account shall not be utilized for the payment of such fees and expenses.

Section 2.03. The duties and obligations of the Trustee shall be only such as are specifically set forth in this Agreement, as it may from time to time be amended and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall be liable only for its own negligence, willful misconduct or lack of good faith.

Section 2.04. The Trustee shall be protected and held harmless and indemnified by the other parties hereto for any loss, liability or damage for following any statement, notice, resolution, request, consent, order, certificate, report, appraisal, opinion, telegram, cablegram, radiogram, letter or other paper or document believed by the Trustee to be genuine and to have been signed, sent or presented by Grantor and/or Beneficiary. All notices to the Trustee (unless otherwise provided therein) shall be deemed to be effective when received by the Trustee.

Section 2.05. Whenever in the administration of the Trust Account created by this Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action thereunder, such matter may be deemed to be conclusively proved and established by a statement or certificate signed by or on behalf of Grantor and/or Beneficiary and delivered to the Trustee and said certificate shall be full warrant to the Trustee for any action taken, suffered or omitted by it on the faith thereof; but in its discretion, the Trustee may in lieu thereof accept other evidence of the fact or matter or may require such other or additional evidence as it may deem reasonable. The Trustee may hold assets in the Trust Account through Trustee’s book-entry accounts maintained at the Federal Reserve Bank of New York and at depositories such as The Depository Trust Company. Assets may be held in the name of a nominee maintained by any such depository or in the Trustee’s own name or in the name of a

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nominee of the Trustee. Any such book entry account shall contain only customer securities maintained by Trustee in a fiduciary or agency capacity.

Section 2.06. Except when otherwise expressly provided in this Agreement, any statement, certificate, notice, request, consent, approval, or other instrument to be delivered or furnished by Grantor and/or Beneficiary shall be sufficiently executed in the name of Grantor and/or Beneficiary by such officer or officers of Grantor and/or Beneficiary or by such other agent or agents of Grantor and/or Beneficiary as may be designated in a resolution or letter of advice by Grantor and/or Beneficiary. Written notice of such designation by Grantor and/or Beneficiary shall be filed with the Trustee. The Trustee shall be protected and held harmless and indemnified for any loss, liability or damage in following any written statement or other instrument made by such officer or agent of Grantor and/or Beneficiary with respect to the authority conferred on him.

Section 2.07. (a) The Trustee may consult with counsel selected by it who may be counsel for Grantor or Beneficiary. The opinion of said counsel shall be full and complete authority and protection for the Trustee with respect to any action taken, suffered or omitted by it in good faith and in accordance with the opinion of said counsel.

(b) No provision of this Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Agreement or any provision of law.

Section 2.08. The Trustee shall maintain records of all assets in the Trust Account. Grantor or Beneficiary, upon reasonable prior notice to Trustee, may examine such records at any time during regular business hours by any person or persons duly authorized in writing by Grantor or Beneficiary.

Section 2.09. (a) The Trustee hereby accepts the trust herein created and declared upon the terms herein expressed.

(b) The Trustee may resign, by written resignation, effective not less than 90 days after receipt thereof by Grantor and Beneficiary, and Grantor may remove the Trustee at any time, without assigning any cause therefore, effective not less than 90 days after receipt by Trustee and Beneficiary of notice thereof provided that no such resignation or removal shall be effective until a successor trustee has been appointed by Grantor and approved by Beneficiary and has accepted such appointment and all assets in the Trust, less any amounts owing to the Trustee solely for advances owed to the Trustee under Section 1.07 for the settlement of purchases and sales for the Trust Account (and accordingly the Trustee will be entitled to sell assets and apply the sale proceeds in satisfaction of amounts owing to it solely with respect to such advances) have been duly transferred to such successor trustee. In the event that the Grantor fails to appoint a successor trustee and/or Beneficiary fails to approve a successor trustee appointed by the Grantor at least 30 days prior to the effective date of Trustee’s resignation or removal, Trustee may file an action requesting that a court of competent jurisdiction immediately appoint a successor trustee. Grantor and Beneficiary shall be jointly and severally responsible for the payment of all expenses in connection with such action. In case of the appointment of a successor trustee, all of the powers, rights and duties of the Trustee stated herein shall survive and continue in the successor trustee

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and every successor trustee shall succeed to take and have all the estate, powers, rights and duties which belonged to or were held by its predecessor and the Trustee shall be discharged from any future duties and obligations under this Agreement, but the Trustee shall continue to be entitled after its resignation to the benefits of the indemnities provided herein for the Trustee.

Section 2.10 (a) The Grantor and Beneficiary, joint and severally, hereby indemnify and hold the Trustee and its directors, officers, agents and employees (collectively the “Indemnitees”) harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees (“Losses”) that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which the Trustee is authorized to rely pursuant to the terms of this Agreement.

(b)In addition to and not in limitation of paragraph (a) immediately above, the Grantor and Beneficiary also agree, jointly and severally, to indemnify the Indemnitees and hold each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against the Indemnitees or any of them in connection with or arising out of Trustee’s performance under this Agreement, provided the Indemnitees have not acted with negligence, engaged in willful misconduct, or acted with lack of good faith.

(c)In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised as to the possibility of such loss or damage and regardless of the form of action by which any such loss or damage may be claimed. Grantor and Beneficiary hereby acknowledge that the foregoing indemnities and other protective provisions of this Article and elsewhere in this Agreement for the Trustee shall survive the resignation or removal of the Trustee or the termination of this Agreement, and hereby grant the Trustee a lien, right of set-off and security interest in the assets in the Trust Account for the payment of any claim for indemnity under this Agreement.

(d)The Trustee is not responsible for any losses resulting from reasons or causes beyond its control, including, without limitation, nationalization, expropriation, currency restrictions, any act or provision of any present or future law or regulation or governmental authority, the unavailability of the Federal Reserve Bank wire or other wire or communication facility, acts of war, terrorism, insurrection, revolution, civil unrest, riots or strikes, nuclear fusion or fission or acts of God.

Section 2.11 (a) Unless Grantor and Beneficiary have already done so, each shall deliver promptly to the Trustee with respect to the Trust Account, two duly completed and executed copies of the proper United States Internal Revenue Service: (i) Form W-9; or (ii) if it is not a United States person, applicable Form W-8 (BEN, EXP, ECI, IMY), certifying its status as a Beneficial Owner, and therefore, entitled to receive United States source payments under or in connection with this Agreement without deduction as withholding or at a reduced rate of withholding for United States federal income taxes. Grantor and Beneficiary agree to provide duly executed and completed updates of such form(s) (or successor applicable forms), on or before the date that such form(s) expire or become obsolete or after the occurrence of an event requiring a change in the

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most recent form previously delivered by it to the Trustee. “Beneficial Owner” shall have the meaning defined in United States Income Tax Regulation 1.1441-1(c)(6).

(b)Trustee is authorized to deduct from any cash received or credited to the Trust Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Trust Account.

(c)Grantor and Beneficiary shall be responsible jointly and severally for the payment of all taxes relating to the securities and other property in the Trust Account, and each agrees to pay, indemnify and hold Trustee harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from, any delay in, or failure by, Trustee (1) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed on, or (2) to report interest, dividend or other income paid or credited to the Trust Account, whether such failure or delay by Trustee to pay, withhold or report tax or income is the result of (x) Grantor’s or Beneficiary’s failure to comply with the terms of this paragraph, or (y) Trustee’s own acts or omissions; provided however, Grantor and Beneficiary shall not be liable to Trustee for any penalty or additions to tax due as a result of Trustee’s failure to pay or withhold tax or to report interest, dividend or other income paid or credited to the Trust Account solely as a result of Trustee’s negligent acts or omissions.

(d)Grantor shall be responsible for any tax reporting (including filing of any tax returns, information returns and, if applicable, obtaining tax identification numbers) required on behalf of the Trust and/or Trust Account.

Section 2.12 (a) The Trust Account and this Agreement, except for the indemnities and protective provisions provided herein which shall survive termination, may be terminated only after (i) Grantor has given the Trustee written notice of its intention to terminate the Trust Account (the “Notice of Intention”), and (ii) the Trustee has given Grantor and Beneficiary the written notice specified in paragraph (b) of this Section 2.12. The Notice of Intention shall specify the date on which the notifying party intends the Trust Account to terminate (the “Proposed Date”).

(b)Within ten Business Days following receipt by the Trustee of the Notice of Intention, the Trustee shall give written notification (the “Termination Notice”) to the Beneficiary and the Grantor of the date (the “Termination Date”) on which the Trust Account shall terminate. The Termination Date shall be (i) the Proposed Date (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is at least 30 days but no more than 45 days subsequent to the date the Termination Notice is given; (ii) 30 days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is less than 30 days subsequent to the date the Termination Notice is given; or (iii) 45 days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is more than 45 days subsequent to the date the Termination Notice is given.

(c)On the Termination Date, the Trustee shall, with Beneficiary's written consent, transfer to Grantor any assets remaining in the Trust Account, less any amounts owing to the Trustee solely for advances owed to the Trustee under Section 1.07 for the settlement of purchases and sales for the Trust Account (and accordingly the Trustee will be entitled to sell assets and apply the sale

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proceeds in satisfaction of amounts owing to it solely with respect to such advances), in exchange for a written receipt from the Grantor, at which time all duties and obligations of the Trustee with respect to such assets shall cease. Until such assets have been so transferred, the Beneficiary may withdraw assets from the Trust Account in accordance with Section 1.10.

(d)Grantor shall not terminate the Trust Account or this Agreement on the basis of the insolvency of Beneficiary or Grantor.

ARTICLE III

REPRESENTATIONS OF GRANTOR AND BENEFICIARY

Section 3.01. Grantor hereby represents and warrants to the Trustee and Beneficiary that:

(a)This Agreement has been duly and validly executed and delivered by Grantor and constitutes the legal, valid, binding and enforceable obligation of Grantor.

(b)The execution, delivery and performance by Grantor of this Agreement, and the transfer and conveyance of assets by Grantor pursuant hereto, do not and will not (i) violate or conflict with any of its charter documents or any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to Grantor, or (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement or instrument, to which Grantor is a party or by which Grantor or any of its properties may be bound or affected.

(c)No authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority, or with any securities exchange or any other person is required in connection with (i) the execution, delivery or performance by Grantor of this Agreement or (ii) the transfer and conveyance of the assets by Grantor in the manner and for the purpose contemplated by this Agreement.

(d)At the date of each delivery by Grantor to the Trustee of each certificate, instrument or other document representing or evidencing the assets, such assets are free and clear of all liens.

Section 3.02. Beneficiary hereby represents and warrants to the Trustee and Grantor that:

(a)This Agreement has been duly and validly executed and delivered by Beneficiary and constitutes the legal, valid, binding and enforceable obligation of Beneficiary.

(b)The execution, delivery and performance by Beneficiary of this Agreement does not and will not (i) violate or conflict with any of its charter documents or any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to Beneficiary, or (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement or instrument, to which

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Beneficiary is presently a party or by which Beneficiary or any of its properties may be bound or affected.

(c)No authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority, or with any securities exchange or any other person is required in connection with the execution, delivery or performance of this Agreement by Beneficiary.

ARTICLE IV MISCELLANEOUS PROVISIONS

Section 4.01. Solely for the purposes of this Agreement, the term "Beneficiary" shall include any successor of the Beneficiary by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator.

Section 4.02. The provisions of and validity and construction of this Agreement and any amendments thereto shall be governed by, and construed in accordance with the laws of the State of New York and the Trust Account created hereunder shall be administered in accordance with the laws of said State. Nothing in this Agreement shall be construed or deemed as a waiver of any rights and remedies to which the Trustee is entitled under any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

Section 4.03. This Agreement may be amended at any time by written agreement signed by Grantor and Beneficiary and the Trustee.

Section 4.04. In the event any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining parts of this Agreement.

Section 4.05. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute but one and the same instrument, which shall be sufficiently evidenced by any one counterpart.

Section 4.06. No party hereto may assign this Agreement or any of its obligations hereunder, without the prior written consent of the other parties hereto; provided, however, that this Agreement shall inure to the benefit of and bind those who, by operation of law, become successors to the parties including without limitation, any liquidator, rehabilitator, receiver or conservator and any successor merged or consolidated entity and provided further that, in the case of the Trustee, the successor trustee is eligible to be a trustee under the terms hereof.

Section 4.07. Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a)(i) when delivered personally, (ii) when made or given by telecopier or other facsimile transmission, or (iii) in the case of mail delivery when received, and (b) to the address as follows:

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If to the Grantor:

American Health and Life Insurance Company 3001 Meacham Blvd.

Fort Worth, Texas 76137 Atten: General Counsel

If to the Beneficiary:

National Benefit Life Insurance Company 30-30 47th Avenue, Suite 625

Long Island City, New York 11101-3433 Attention: General Counsel

If to the Trustee:

JPMorgan Chase Bank, N.A.

North American Insurance Securities Services 4 Chase MetroTech Center

Brooklyn, New York 11245-0001 Attention: George Snyder Telephone: 212-623-1401

Section 4.08. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires Trustee to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, Grantor and Beneficiary acknowledge that Section 326 of the USA PATRIOT Act and Trustee’s identity verification procedures require Trustee to obtain certain information (“Identifying Information”) from Grantor and Beneficiary or on some occasions from third parties regarding Grantor and Beneficiary. Grantor and Beneficiary each agrees to provide Trustee with and consents to Trustee obtaining from third parties any such Identifying Information required as a condition of opening an account with or using any service provided by Trustee.

Section 4.09. Grantor and Beneficiary hereby each acknowledges that Trustee is obliged to comply with AML/Sanctions Requirements (as defined below) and that Trustee shall not be liable for any action it or any of its affiliates reasonably takes to comply with any AML/Sanctions Requirement, including identifying and reporting suspicious transactions, rejecting transactions, and blocking or freezing funds, securities, or other assets. Both Grantor and Beneficiary shall cooperate with Trustee’s performance of its due diligence and other obligations concerning AML/Sanctions Requirements, including with regard to any Beneficial Owners (as defined below). In addition, Grantor and Beneficiary each agrees that (i) Trustee may defer acting upon an instruction pending completion of any review under its policies and procedures for compliance with AML/Sanctions Requirements and (ii) Customer’s utilization of Trust Account(s) as omnibus accounts to hold assets of Beneficial Owners is subject to J.P. Morgan’s discretion. Furthermore,

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J.P. Morgan shall not be obliged to hold any “penny stock” (or other securities raising special anti- money laundering concerns) in any Trust Account in which a Beneficial Owner has an interest, or to settle any transaction in which a Beneficial Owner has an interest, that relates to any “penny stock” or any such other securities. For the purposes of this section, “AML/Sanctions Requirements” means (a) any applicable law (including but not limited to the rules and regulations of the United States Office of Foreign Assets Control) applicable to Trustee, or to any affiliate of Trustee engaged in servicing any Trust Account, which governs (i) money laundering, the financing of terrorist, insider or other unlawful activities, or the use of financial institutions to facilitate such activities or (ii) transactions involving individuals or institutions which have been prohibited by, or subject to, sanctions of any governmental authority; and (b) any Trustee’s policies and procedures reasonably designed to assure compliance with any such applicable law and “Beneficial Owner” means any person, other than the Grantor and Beneficiary, who has a direct or indirect beneficial ownership interest in any assets held in any of the Trust Accounts.

Section 4.10. This Agreement is not subject to any conditions or qualifications outside of this Agreement.

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This is a copy of the letter AHL sent to BNY to terminate their trust account (390226) and transfer all of their funds to the JPMC trust account described in this document. We have included this copy to show the approval of the transfer as well as the account information at JPMC.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

American Health and Life Insurance Company

By:

Title:

Treasurer

National Benefit Life Insurance Company

By:

Title:

CEO, President & COO

JPMorgan Chase Bank, N.A. as Trustee

By:

Title: Vice President

Trust Agreement – NY